UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2024

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SAFT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submissions of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Safety Insurance Group, Inc. (“the Company”) was held on May 15, 2024. Set forth below, with respect to each matter, as applicable, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes.

1.	Election of Directors

Charles J. Brophy III, Dennis J. Langwell, and Mary C. Moran were elected as Class I directors of the Company to serve a three-year term. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Brophy, III	12,431,886	175,757	1,322,575
Dennis J. Langwell	12,431,629	176,014	1,322,575
Mary C. Moran	12,314,868	292,775	1,322,575

In addition, the terms of the following directors continued after the Annual Meeting: John D. Farina, Deborah E. Gray, Thalia M. Meehan, and George M. Murphy.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,781,489	144,720	4,009	0

3.	Advisory Vote on Executive Compensation

The stockholders of the Company approved, on a non-binding advisory basis, the executive compensation as disclosed in the Company’s Proxy Statement dated April 02, 2024. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,315,452	282,237	9,954	1,322,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: May 15, 2024	By:	/s/ CHRISTOPHER T. WHITFORD
Christopher T. Whitford
V.P., Chief Financial Officer and Secretary